SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 23, 2004

Saks Incorporated

(Exact name of registrant as specified in its charter)

Tennessee	1-13113	62-0331040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lakeshore Parkway

Birmingham, AL 35211

(Address of principal executive offices)

(205) 940-4000

(Registrant’s telephone number, including area code)

Item 5. Other Events.

On March 23, 2004, Saks Incorporated (“Saks”) successfully completed an offering of $230,000,000 aggregate principal amount of 2.00% Convertible Senior Notes due March 15, 2024 (the “Notes”). The Indenture covering the Notes is filed herewith as Exhibit 4.1.

The Notes were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and may not be resold without registration under the Act or pursuant to an exemption from the registration requirements thereof. The Notes are, under certain circumstances, convertible into Saks’ common stock. Pursuant to the Registration Rights Agreement filed herewith as Exhibit 4.2, Saks has agreed to register the Notes and the underlying common stock for resale under the Act and to use its best efforts to have a registration statement covering such resales declared effective within 180 days of March 23, 2004.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

4.1	Indenture, dated as of March 23, 2004, between Saks Incorporated, the Subsidiary Guarantors named therein, and The Bank of New York Trust Company, N.A., as Trustee (relating to Saks’ $230,000,000 of 2.00% Convertible Senior Notes due March 15, 2024).

4.2	Registration Rights Agreement, dated as of March 23, 2004, between Saks Incorporated, certain subsidiaries of Saks named therein, Goldman, Sachs & Co. and Citigroup Global Markets Inc., as representatives of the several Purchasers named in the Purchase Agreement dated March 17, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Saks Incorporated
(Registrant)

Date: March 26, 2004	By:	/s/ Charles J. Hansen
Charles J. Hansen
Executive Vice President and General Counsel